As filed with the Securities and Exchange Commission on October 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADCARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-1332119
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1145 Hembree Road

Roswell, Georgia  30076

(678) 869-5116

(Address of Principal Executive Offices)

AdCare Health Systems, Inc. 2011 Stock Incentive Plan

 (Full title of the plan)

Martin D. Brew
Chief Financial Officer

AdCare Health Systems, Inc.
3050 Peachtree Road, N.W., Suite 355

Atlanta, Georgia  30305

(Name and Address of Agent For Service)

(404) 781-2884

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lori A. Gelchion, Esq.

Rogers & Hardin LLP

229 Peachtree St. N.E.

Atlanta, Georgia 30303

(404) 522-4700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	1,000,000	$4.99	$4,990,000	$680.64

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which may become issuable under the AdCare Health Systems, Inc. 2011 Stock Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)  Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the proposed maximum aggregate offering price and the amount of registration fee.  The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the registrant’s common stock as reported on the NYSE MKT LLC  on October 12, 2012.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating to this registration statement is a combined prospectus relating also to Registration Statement on Form S-8 (File No. 333-131542), filed by the registrant on October 27, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of common stock, no par value, of AdCare Health Systems, Inc. (the “Registrant”) issuable pursuant to the AdCare Health Systems, Inc. 2011 Stock Incentive Plan (the “Plan”).  On June 1, 2012, the Registrant’s shareholders approved an amendment to the Plan increasing the number of shares of common stock available for issuance thereunder by a total of 1,000,000 shares.  Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement on Form S-8 the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its Registration Statement on Form S-8 (File No. 333-131542) filed on October 27, 2011, to the extent not otherwise amended or superseded by the contents of this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)                                  our Annual Report on Form 10-K for the year ended December 31, 2011;

(b)                                 our Quarterly Report on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(c)                                  our Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 6, 2012, January 9, 2012, January 23, 2012, February 3, 2012, March 15, 2012, March 27, 2012, April 4, 2012, April 9, 2012, April 18, 2012, April 23, 2012, May 3, 2012, May 21, 2012, June 7, 2012, June 14, 2012, June 21, 2012, July 5, 2012, July 6, 2012, July 25, 2012, August 15, 2012, August 23, 2012, September 7, 2012, September 26, 2012, October 1, 2012, October 11, 2012 and October 17, 2012;

(d)                                 Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on June 29, 2012; and

(e)                                  The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A12B filed on November 7, 2006, incorporating the description contained in the Registrant’s registration statement on Form SB-2 (File No. 333-131542), originally filed on February 3, 2006 and as subsequently amended.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules.

Item 5.  Interest of Named Experts and Counsel.

The validity of the shares of the Registrant’s common stock registered hereby has been passed upon by Carlile Patchen & Murphy LLP, Columbus, Ohio.  Attorneys at Carlile Patchen & Murphy beneficially own 11,000 shares of the Registrant’s common stock.

Item 8.  Exhibits.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on October 17, 2012.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Boyd P. Gentry and Martin D. Brew as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David A. Tenwick	Director, Chairman	October 17, 2012
David A. Tenwick

Director, President and
/s/ Boyd P. Gentry	Chief Executive Officer	October 17, 2012
Boyd P. Gentry	(Principal Executive Officer)

Chief Financial Officer
/s/ Martin D. Brew	(Principal Financial and	October 17, 2012
Martin D. Brew	Accounting Officer)

/s/ Christopher Brogdon	Director, Vice-Chairman and	October 17, 2012
Christopher Brogdon	Chief Acquisitions Officer

/s/ Peter J. Hackett	Director	October 17, 2012
Peter J. Hackett

/s/ Jeffrey L. Levine	Director	October 17, 2012
Jeffrey L. Levine

/s/ Joshua J. McClellan	Director	October 17, 2012
Joshua J. McClellan

/s/ Laurence E. Sturtz	Director	October 17, 2012
Laurence E. Sturtz

/s/ Gary L. Wade	Director	October 17, 2012
Gary L. Wade

EXHIBIT INDEX

Exhibit No.	Document	Method of Filing

3.1	Amended and Restated Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (Registration No. 333-131542).

3.2	Amendment to Amended and Restated Articles of Incorporation.	Incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

3.3	Affidavit, dated June 28, 2012.	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed July 5, 2012.

3.4	Code of Regulations.	Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (File No. 333-131542).

4.1	AdCare Health Systems, Inc. 2011 Stock Incentive Plan.	Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (Registration Number 333-131542) filed October 27, 2011.

4.2	Amendment to AdCare Health Systems, Inc. 2011 Stock Incentive Plan.	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed June 7, 2012.

4.3	Form of Restricted Stock Award pursuant to AdCare Health Systems, Inc. 2011 Stock Incentive Plan.	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed June 7, 2012.

4.4	Form of Non-Statutory Stock Option Agreement pursuant to AdCare Health Systems, Inc. 2011 Stock Incentive Plan.	Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (Registration Number 333-131542) filed October 27, 2011.

4.5	Form of Incentive Stock Option Agreement pursuant to AdCare Health Systems, Inc. 2011 Stock Incentive Plan.	Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Registration Number 333-131542) filed October 27, 2011.

5.1	Opinion of Carlile Patchen & Murphy LLP.	Filed herewith.

23.1	Consent of Battelle & Battelle LLP.	Filed herewith.

23.2	Consent of Carlile Patchen & Murphy LLP, included in Exhibit 5.1.	Filed herewith.

24.1	Power of attorney.	Included on the signature page to this Registration Statement.